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The following is a transcript of the interview between Aaron Milford, President and CEO of Magellan Midstream Partners, L.P. (NYSE: MMP) (“Magellan”) and Yahoo Finance on August 28, 2023. While effort has been made to provide an accurate transcription, there may be typographical mistakes, inaudible statements, errors, omissions or inaccuracies in the transcript. Magellan believes that none of these are material.

Yahoo Finance Live Interview with Aaron Milford

August 28, 2023

Rachelle Akuffo: Magellan Midstream is betting big on natural gas as it pushes its $18.8 billion merger with ONEOK. Now the combination would result in the fourth largest U.S. midstream company worth about $60 billion and is up for approval on September 21st. For more on this, we are joined by Aaron Milford, Magellan Midstream CEO. Good to have you on this show here. So, so talk about the timing of this, and obviously anytime you talk mergers you have to wonder, how likely is this to catch the eye of regulators?

Aaron Milford: Well sure, you know, it’s not, it takes a little time to put deals like this together that’s for sure. And you know as we had this opportunity to consider this opportunity with ONEOK, it was really about two things: it was about maximizing value for our unitholders and then also thinking about the future – what best sets up our company going forward? So, we’re a refined products and crude oil business today, primarily. It’s a very healthy business, but when you think about the merger we are creating, it will be a refined products business, crude oil business, and then as you mentioned, it will also add natural gas liquids and natural gas to that mix. So, as you look forward, we feel very, very good about how powerful this company can be as an infrastructure company as we look forward. And from a regulatory perspective, we’ve, we’ve cleared the regulatory hurdles that we need to and the vote that we have outstanding on the 21st is our last major hurdle.

Brad Smith: And so, as a combined entity, you know, how, how immediately do you believe that you’re ready to go, kind of hit the ground running and what type of fine tuning from an organizational perspective do you still think needs to take place?

Aaron Milford: Well, what’s great is, you know, our business is a little different than their business. Refined products and crude oil is additive – their complementary businesses, but they’re different. So, from an integration standpoint we expect it to go very well. We’ll bring our business into the mix; they’ll continue to run their business really well. And then as we put the two businesses together, we expect there to be significant synergies. So, we expect about $200-400 million a year of value that we’ll create from putting these two companies together that frankly neither one of us could do by ourselves. So that will be the focus – integrating, running our business really, really well from day one, but then focusing on generating that additional value for all our unitholders and shareholders.

Rachelle Akuffo: And it’s interesting because this is a relatively fragmented industry in the U.S. What does having this consolidation in the space do? How does it position you against the competition?

Aaron Milford: So, when you look at our space, it’s been consolidating for a while. You’ve had a lot of smaller companies coming together to make larger companies. So, as you look forward, you know, it’s all about having more ways to win. You know when you have a strong refined products business, a strong crude oil transportation business, and you add to that a strong natural gas liquids and natural gas business, you simply have more ways to win. So, you have more ways to create growth and value for our investors moving forward. So, you know, energy transition is uncertain and the more ways you can adapt the better off you’re going to be as a company and this merger allows us to do that.

Brad Smith: When we think about where things stand right now in terms of kind of transitioning and the broader energy transition that is taking place, is this tie up, is this deal, and this ultimate merger a means to make sure that both of these businesses can not only complement each other, but at the end of the day, in the shift of and towards clean energy and cleaner elements of energy as well, that there is more of an opportunity for growth? And how do you kind of look at tapping into that as well?

Aaron Milford: So, you know energy transition, we – the world needs all of the energy they can possibly get. And from our perspective that’s energy of all forms. Its fossil fuel energy, it’s renewable energy, it’s all of the above. That’s what the world needs to have a successful economy. So as a fossil fuel company, we expect to have a very bright future in providing those fossil fuels the world’s going to need. So, as you look at that continuing demand in the world it is all about getting those fossil fuels, natural gas, natural gas liquids, refined products, crude oil into that world market not just our domestic world, here in the U.S., here in the U.S., but also the world market. And as we’re able to do that it creates opportunity, because, again, it comes right back down to, we believe that at the end of the day, we need all the energy in all its forms in order to be successful.

Rachelle Akuffo: And Aaron of course we have to talk logistics and the role of AI. How do you see some of the advancements you are seeing there factoring into your business? How much of an investment are you going to be making there?

Aaron Milford: Well, we’ve been focused on, you know, really focusing on the data we have that we have as a company. We have a lot of information about how products actually flow in this country. So, to the extent we can tap into that data and be able to predict when there is going to be, for instance, increased demand in certain regions or maybe lower demand in others we’re able to adapt much more quickly to those logistics to make sure that at the end of the day, the U.S. motorist, the U.S. household has the energy that they need and it allows us to be more efficient in how we provide that. So, we are definitely tapping into all the data and finding all the different ways to make sure that Americans and the world simply have the energy they need.

Brad Smith: Aaron, while we have you, I’m taking a look at the stock year-to-date up over 30%. When you think about growth perspective for the company now, what would your message to investors be?

Aaron Milford: Well, my first point would be, we have a really healthy business, but it’s limited to refined products and crude oil today. And if you look at the business that we’re creating with this merger we’ll have all those strengths that are inherent in our business, but we’re going to add to them, and add natural gas and natural gas liquids to the mix. So, when you think about the ability to deploy capital in a way that actually creates value for unitholders, we’re going to have more opportunity to do that. And that’s some of what’s behind that $200-400 million of synergies that we expect to get, again, from this combination that neither one of our companies could get by itself. So, it’s an increased growth because of increased opportunity that will be greater than what we have today as a stand-alone business.

Brad Smith: And just lastly, from your perspective. You mentioned and acknowledged, you know being the CEO of a fossil fuel company, when you think about our own kind of mission and initiatives that you’ve heard of across industries right now to have more clean energy, but also just to reduce the amount of emissions, what does that look like effectively at a business like yours?

Aaron Milford: Sure, well we as a company have reduced a lot of emissions through time. I think the efficiencies on how we use fossil fuels has continued to decrease emissions through time. I think that’s actually a real success in the U.S. is how we’ve decreased emissions from fossil fuels while at the same time been able to continue to support economic growth. I mean at the end of the day we need the energy, and if we need the energy to have a healthy economy and live the lifestyles, and help the world frankly grow their economies, let’s make sure that we’re using it really wisely, be a part of that solution. So that’s what we are excited about. We know the world needs it. We want to make sure we are really responsible with how we provide it.

Brad Smith: Absolutely. Aaron Milford, Magellan Midstream CEO. Aaron, thanks for taking the time here with us today.

Aaron Milford: Appreciate it very much.

Brad Smith: Alrighty. We’ll talk to you soon. All markets action straight ahead. Stay tuned.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This transcript contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this transcript that address activities, events or developments that ONEOK, Inc. (NYSE: OKE) (“ONEOK”) or Magellan expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between ONEOK and Magellan (the “Proposed Transaction”), the expected closing of the Proposed Transaction and the timing thereof and as adjusted descriptions of the post-transaction company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance, including maintaining current ONEOK management, enhancements to investment-grade credit profile, an expected accretion to earnings and free cash flow, dividend payments and potential share repurchases, increase in value of tax attributes and expected impact on EBITDA. Information adjusted for the Proposed Transaction should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this transcript. These include the risk that ONEOK’s and Magellan’s businesses will not be integrated successfully; the risk that cost savings, synergies and growth from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the possibility that shareholders of ONEOK may not approve the issuance of new shares of ONEOK common stock in the Proposed Transaction or that unitholders of Magellan may not approve the Proposed Transaction; the risk that a condition to closing of the Proposed Transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the Proposed Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Proposed Transaction; the occurrence of any other event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Proposed Transaction; the risk that ONEOK may not be able to secure the debt financing necessary to fund the cash consideration required for the Proposed Transaction; the risk that changes in ONEOK’s capital structure and governance could have adverse effects on the market value of its securities; the ability of ONEOK and Magellan to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on ONEOK’s and Magellan’s operating results and business generally; the risk the Proposed Transaction could distract management from ongoing business operations or cause ONEOK and/or Magellan to incur substantial costs; the risk of any litigation relating to the Proposed Transaction; the risk that ONEOK may be unable to reduce expenses or access financing or liquidity; the impact of a pandemic, any related economic downturn and any related substantial decline in commodity prices; the risk of changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond ONEOK’s or Magellan’s control, including those detailed in the joint proxy statement/prospectus (as defined below). All forward-looking statements are based on assumptions that ONEOK and Magellan believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither ONEOK nor Magellan undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Proposed Transaction, on July 25, 2023, ONEOK and Magellan each filed with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement/prospectus (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. Each of ONEOK and Magellan commenced mailing copies of the joint proxy statement/prospectus to shareholders of ONEOK and unitholders of Magellan, respectively, on or about July 25, 2023. This transcript is not a substitute for the joint proxy statement/prospectus or for any other document that ONEOK or Magellan has filed or may file in the future with the SEC in connection with the Proposed Transaction. INVESTORS AND SECURITY HOLDERS OF ONEOK AND MAGELLAN ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO, AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY ONEOK AND MAGELLAN WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONEOK AND MAGELLAN, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors can obtain free copies of the joint proxy statement/prospectus and other relevant documents filed by ONEOK and Magellan with the SEC through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by ONEOK, including the joint proxy statement/prospectus, are available free of charge from ONEOK’s website at www.oneok.com under the “Investors” tab. Copies of documents filed with the SEC by Magellan, including the joint proxy statement/prospectus, are available free of charge from Magellan’s website at www.magellanlp.com under the “Investors” tab.

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